UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2016

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001 - 16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive
Suite 600
Houston, TX  77057
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 – REGULATION FD DISCLOSURE

Crown Castle International Corp. (NYSE:CCI) is hereby providing certain information regarding its business with T-Mobile US, Inc. (“T-Mobile”) and Sprint Corporation (“Sprint”) in light of recent inquiries from investors and others.  As of the third quarter ended September 30, 2016, T-Mobile and Sprint represented approximately 23% and 18%, respectively, of Crown Castle's consolidated site rental revenues.  Further, Crown Castle derived approximately 8% of its consolidated site rental revenues from each of T-Mobile and Sprint on towers where both carriers currently reside, inclusive of approximately 1% to 2% impact from previously disclosed expected non-renewals from the anticipated decommissioning of portions of T-Mobile’s MetroPCS and Sprint’s Clearwire networks.  In addition, there is an average of approximately six years and five years of current term remaining on all lease agreements with T-Mobile and Sprint, respectively.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Senior Vice President and Chief Financial Officer

Date:  November 10, 2016